EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CD 2019-CD8 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Principal Real Estate Investors, LLC, as Primary Servicer with respect to the serviced mortgage loans sold to the depositor by MUFG Principal Commercial Capital, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Moffett Towers II - Buildings 3 & 4 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Moffett Towers II – Buildings 3 & 4 Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Visions Hotel Portfolio II Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Visions Hotel Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Visions Hotel Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Visions Hotel Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Visions Hotel Portfolio II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Visons Hotel Portfolio II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Woodlands Mall Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for the Woodlands Mall Mortgage Loan prior to September 28, 2022, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Woodlands Mall Mortgage Loan on and after September 28, 2022, Wilmington Trust, National Association, as Trustee for the Woodlands Mall Mortgage Loan, Citibank, N.A., as Custodian for the Woodlands Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Woodlands Mall Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Woodlands Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 505 Fulton Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 505 Fulton Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 505 Fulton Street Mortgage Loan, Citibank, N.A., as Custodian for the 505 Fulton Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 505 Fulton Street Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 505 Fulton Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wind Creek Leased Fee Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Wind Creek Leased Fee Mortgage Loan prior to June 24, 2022, LNR Partners, LLC, as Special Servicer for the Wind Creek Leased Fee Mortgage Loan on and after June 24, 2022, Wells Fargo Bank, National Association, as Trustee for the Wind Creek Leased Fee Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wind Creek Leased Fee Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wind Creek Leased Fee Mortgage Loan and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wind Creek Leased Fee Mortgage Loan.

Dated: March 14, 2023

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)